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PricewaterhouseCoopers
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                                                  | PricewaterhouseCoopers
                                                  | Thames Court
                                                  | 1 Victoria Street
                                                  | Windsor SL4 1HB


27 November 2000

Leisureplanet Holdings, Ltd.
6100 Glades Road
Suite 305
Boca Raton, FL 33434


Enclosed are our manually signed reports relating to the use in the Annual Report on Form 10-K of our reports dated 13 October 2000 relating to the financial statements and financial statement schedules of Leisureplanet Holdings Limited (the "Company).

Our manually signed reports and consent serve to authorize the use of our name on our reports and consent in the electronic filing of the Company's Annual Report on Form 10-K with the SEC.

Please provide us with an exact copy of the Annual Report on Form 10-K as electronically filed with the SEC.


Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Windsor